EXHIBIT 99.1
[COSI LOGO]

CONTACT:    William Koziel
            (847) 597-8800



          Cosi, Inc. Reports 2007 Fourth Quarter and Full Year Results

DEERFIELD, IL - March 17, 2008 - Cosi, Inc. (NASDAQ: COSI), the premium convenience restaurant company, today reported a net loss for the fourth quarter ended December 31, 2007 of $(6,175,500), or $(0.16) per basic and diluted common share, compared with the 2006 fourth quarter, when Cosi's net loss was $(4,795,000), or $(0.12) per basic and diluted common share. Cosi reduced its operating loss in the fourth quarter compared with the year-earlier period by 38%, to $(3,146,500) from $(5,072,500), excluding impairment provisions, closed store costs, lease termination costs and benefits, and gains on sales of assets. Cosi recorded charges of $(2,666,800) in the 2007 fourth quarter related primarily to asset impairment provisions, whereas Cosi recorded a net gain of $491,800 in its fourth quarter 2006 operating results.

Cosi's total revenues for the 2007 fourth quarter grew 7.9% to $33,149,400 from $30,709,700 in the 2006 fourth quarter.

For the 2007 fiscal year ended December 31, 2007, Cosi reported a net loss of $(20,783,500), or $(0.53) per basic and diluted common share, and an operating loss of $(17,716,900). Cosi's 2007 operating loss included $(4,430,200) in losses from impairment provisions, closed store costs and lease termination costs and benefits, partially offset by one-time gains.

In the 2006 fiscal year ended January 1, 2007, Cosi reported a net loss of $(12,327,600), or $(0.32) per basic and diluted common share, and an operating loss of $(12,368,400). Cosi's 2006 operating loss included a net benefit of $465,100 resulting from a lease termination reversal and one-time gains, partially offset by asset impairments and disposals.

Cosi's revenues for the 2007 full year grew 8.8% to $134,556,300 from $123,698,500 in the prior year. Cosi reported that 28 new restaurants were opened in 2007, 22 of which were franchise locations.

James Hyatt, Cosi's President and Chief Executive Officer, said, "While the current macroeconomic situation has created a difficult environment in this industry on both the consumer and commodity cost fronts, we are pleased that Cosi is showing resilient traction with our guests, improving operating discipline in our restaurants and making good progress in corporate expense control. Importantly, our franchise partners continue to demonstrate their enthusiasm for Cosi's concept with initial and follow-on openings, despite the current challenges in the consumer and financing environment."

"As an organization, we remain intensely focused on driving sales and operating margin improvement, and recruiting outstanding franchise partners and working closely with them for our mutual benefit," Mr. Hyatt concluded.

2007 Fourth Quarter and Full Year Financial Performance and Restaurant Economics

During the fourth quarter, Cosi added seven franchise locations and one Company-owned location. Contributing to Cosi's aforementioned 7.9% increase in fourth quarter revenues over the fourth quarter 2006 revenues were the Company's growth in restaurant net sales to $32,455,600 from $30,373,600 in the prior year quarter and its growth in franchise fees and royalties to $693,800 from $336,100 in the 2006 fourth quarter.

Cosi stated that it was able to partially offset higher restaurant-level costs by successfully exhibiting disciplined corporate expense control. For the fourth quarter, Cosi reported a 190 basis point increase in costs and expenses related to Company-owned restaurant operations as a percentage of restaurant net sales compared with the fourth quarter 2006. The increase resulted from a 70 basis point increase in the cost of food and beverage as a percentage of restaurant net sales, due to continued pricing pressure on certain commodities as well as an unfavorable mix shift in beverage sales, and a 120 basis point increase in occupancy and other restaurant operating expenses. Labor and related benefits were flat for the quarter, year-over-year.

During the same period, the Company improved by 670 basis points its general and administrative expenses as a percentage of restaurant net sales, to $4,130,400 from $5,910,700 in the fourth quarter 2006.

For the full year, Cosi saw restaurant net sales increase to $132,414,100 in 2007, up from $122,849,300 in 2006. Franchise fees and royalties more than doubled on the year, to $2,142,200 for 2007 from $849,200 a year earlier.

Cosi reported a 490 basis point increase in costs and expenses related to Company-owned restaurant operations as a percentage of restaurant net sales compared with the previous year. The increase was primarily a result of a 290 basis point increase in occupancy and other restaurant operating expenses as a percentage of restaurant net sales. In addition, labor and related benefits as a percentage of restaurant net sales increased by 150 basis points over the previous year reflecting the impact of certain newer restaurants that have not yet achieved maximum sales or operating efficiency. Cosi also reported a 50 basis point increase in food and beverage cost again primarily due to year-over-year increased pricing pressure on certain commodities as well as an unfavorable mix shift in beverage sales.

Cosi demonstrated corporate expense control over the course of the year, as general and administrative expense decreased 210 basis points as a percentage of restaurant net sales to 15.6%, compared with 17.7% in 2006.

Cosi reported that as of December 31, 2007 cash, cash equivalents, and short-term investments were $6,294,300 with virtually no debt. Total stockholders' equity was $33,845,800.

Development Performance

Cosi finished the year with a total of 141 locations consisting of 107 Company-owned locations and 34 franchised locations. It opened six Company-owned locations and a record 22 franchised locations during 2007. Ten locations were closed during the year.

Subsequent to the 2007 fiscal year end, eight new franchises have opened year-to-date. Cosi continues to expect franchisees to open a total of between 25 and 35 locations in 2008. The Company added that it has commitments from 31 franchise area developers for 332 Cosi restaurants in addition to the 42 franchised locations already open.

Teleconference and Webcast Information

Cosi's senior management team will host a teleconference today at 5:00 p.m. ET to discuss the Company's fourth quarter and 2007 year-end financial results.

To participate in the teleconference, investors and analysts are invited to call 800-510-9834 in the U.S., or 617-614-3669 outside of the U.S., and reference participant code 44119199. The conference call will also be webcast simultaneously by accessing http://investors.getcosi.com/.

A replay will be available following the call until 12:00 AM ET on March 24, 2008. To access the replay, call 888-286-8010 in the U.S., or 617-801-6888 outside of the U.S., and reference the code 48171465.

About Cosi

Cosi (http://www.getcosi.com) is a national premium convenience restaurant chain that has developed featured foods built around a secret, generations-old recipe for crackly crust flatbread. This artisan bread is freshly baked in front of customers throughout the day in open flame stone hearth ovens prominently located in each of the restaurants. Cosi's warm and urbane atmosphere is geared towards its sophisticated, upscale, urban and suburban guests. There are currently 106 Company-owned and 42 franchised restaurants in nineteen states, the District of Columbia and the United Arab Emirates. The Cosi vision is to become America's favorite premium convenience restaurant by providing customers authentic, innovative, savory food while remaining an affordable luxury.

The Cosi menu features Cosi sandwiches, freshly tossed salads, Warm `N Cosi Melts(C), soups, Cosi bagels, flatbread pizzas, S'mores, snacks and other desserts, and a wide range of coffee beverages and specialty drinks. Cosi restaurants are designed to be welcoming and comfortable with an eclectic environment. Cosi's sights, sounds, and spaces create a tasteful, relaxed ambience that provides a fresh and new dining experience.

"Cosi," "Cosi w/hearth design," "Simply Good Taste," and related marks are registered trademarks of Cosi, Inc. Copyright (C) 2008 Cosi, Inc. All rights reserved.

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. This press release contains statements that constitute forward-looking statements under the federal securities laws. Forward-looking statements are statements about future events and expectations and not statements of historical fact. The words "believe," "may," "will," "should," "anticipate," "estimate," "expect," "intend," "objective," "seek," "plan," "strive," or similar words, or negatives of these words, identify forward-looking statements. We qualify any forward-looking statements entirely by these cautionary factors. Forward-looking statements are based on management's beliefs, assumptions and expectations of our future economic performance, taking into account the information currently available to management. Forward-looking statements involve risks and uncertainties that may cause our actual results, performance or financial condition to differ materially from the expectations of future results, performance or financial condition we express or imply in any forward-looking statements. Factors that could contribute to these differences include, but are not limited to: the cost of our principal food products and supply and delivery shortages or interruptions; labor shortages or increased labor costs; changes in consumer preferences and demographic trends; expansion into new markets including foreign markets; our ability to locate suitable restaurant sites in new and existing markets and negotiate acceptable lease terms; competition in our markets, both in our business and in locating suitable restaurant sites; our operation and execution in new and existing markets; our ability to recruit, train and retain qualified corporate and restaurant personnel and management; cost effective and timely planning, design and build-out of restaurants; our ability to attract and retain qualified franchisees; the availability and cost of additional financing, both to fund our existing operations and to open new restaurants; the rate of our internal growth and our ability to generate increased revenue from our existing restaurants; our ability to generate positive cash flow from existing and new restaurants; the reliability of our customer and market studies; fluctuations in our quarterly results due to seasonality; increased government regulation and our ability to secure required governmental approvals and permits; our ability to create customer awareness of our restaurants in new markets; market saturation due to new restaurant openings; inadequate protection of our intellectual property; adverse weather conditions which impact customer traffic at our restaurants and adverse economic conditions. Further information regarding factors that could affect our results and the statements made herein are included in our filings with the Securities and Exchange Commission.

Additional information is available on the company's website at http://www.getcosi.com in the investor relations section.

                                                         Cosi, Inc.
                                                Consolidated Balance Sheets
                                        As of December 31, 2007 and January 1, 2007
                                                  (dollars in thousands)

                                                                                  December 31, 2007        January 1, 2007
                                                                                ---------------------   ---------------------
                                                                                     (Unaudited)               (Note 1)
Assets
Current assets:
     Cash and cash equivalents                                                  $            6,308.5    $              882.0
     Investments                                                                                   -                18,961.5
     Accounts receivable, net                                                                  657.8                 1,950.9
     Inventories                                                                             1,045.7                   915.0
     Prepaid expenses and other current assets                                               3,795.7                 4,032.8
     Assets held for sale                                                                      121.9                       -
     Assets of discontinued operations                                                          35.8                 4,582.8
                                                                                ---------------------   ---------------------
               Total current assets                                                         11,965.4                31,325.0


Furniture and fixtures, equipment and leasehold improvements, net                           42,476.6                41,879.8
Intangibles, security deposits and other assets, net                                         1,970.0                 2,552.3
                                                                                ---------------------   ---------------------
               Total assets                                                     $           56,412.0    $           75,757.1
                                                                                =====================   =====================

Liabilities and Stockholders' Equity
Current liabilities:
     Accounts payable                                                           $            2,105.8    $            4,898.1
     Accrued expenses                                                                        9,014.3                 8,240.4
     Deferred franchise revenue                                                                782.5                 1,172.5
     Current liabilities of discontinued operations                                            285.4                   383.5
     Current portion of other long-term liabilities                                            465.1                   536.9
                                                                                ---------------------   ---------------------
               Total current liabilities                                                    12,653.1                15,231.4

     Deferred franchise revenue                                                              2,730.0                 2,345.0
     Other long-term liabilities, net of current portion                                     7,183.1                 7,549.4
                                                                                ---------------------   ---------------------
               Total liabilities                                                            22,566.2                25,125.8
                                                                                ---------------------   ---------------------

Commitments and contingencies

Stockholders' equity:
     Common stock - $.01 par value; 100,000,000 shares authorized,
     41,052,170 and 39,910,114 shares issued, respectively                                     410.5                   399.1
     Additional paid-in capital                                                            275,186.9               271,200.3
     Treasury stock, 239,543 shares at cost                                                 (1,197.7)               (1,197.7)
     Accumulated deficit                                                                  (240,553.9)             (219,770.4)
                                                                                ---------------------   ---------------------
               Total stockholders' equity                                                   33,845.8                50,631.3
                                                                                ---------------------   ---------------------
               Total liabilities and stockholders' equity                       $           56,412.0    $           75,757.1
                                                                                =====================   =====================

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
                                                         Cosi, Inc.
                                            Consolidated Statements of Operations
                    For the Three and Twelve Month Periods Ended December 31, 2007 and January 1, 2007
                                   (dollars in thousands, except share and per share data)

                                                              Three Months Ended                      Twelve Months Ended
                                                     ------------------------------------    -------------------------------------
                                                        December 31,        January 1,          December 31,         January 1,
                                                            2007               2007                 2007                2007
                                                     -----------------  -----------------    -----------------   -----------------
                                                        (Unaudited)        (Unaudited)          (Unaudited)         (Unaudited)
Revenues:
Restaurant net sales                                 $       32,455.6   $       30,373.6     $      132,414.1    $      122,849.3
Franchise fees and royalties                                    693.8              336.1              2,142.2               849.2
                                                     -----------------  -----------------    -----------------   -----------------
       Total revenues                                        33,149.4           30,709.7            134,556.3           123,698.5
                                                     -----------------  -----------------    -----------------   -----------------

Costs and expenses:
Cost of food and beverage                                     7,811.2            7,113.7             30,972.5            28,170.5
Restaurant labor and related benefits                        11,437.4           10,698.7             45,994.7            40,781.5
Occupancy and other restaurant operating expenses             9,699.4            8,718.8             38,369.0            32,044.7
                                                     -----------------  -----------------    -----------------   -----------------
                                                             28,948.0           26,531.2            115,336.2           100,996.7
General and administrative expenses                           4,130.4            5,910.7             21,019.4            21,910.5
Stock-based compensation expense                                871.5            1,152.2              1,953.9             4,977.7
Depreciation and amortization                                 2,272.7            1,922.9              8,823.2             7,196.3
Restaurant pre-opening expenses                                  73.3              265.2                710.3             1,450.8
Provision for losses on asset impairments
    and disposals                                             2,534.7              241.3              3,844.7               248.7
Closed store costs                                               62.0                  -                261.9                   -
Lease termination expense (benefit)                              70.1             (250.8)               346.9              (231.5)
Gain on sale of assets                                              -             (482.3)               (23.3)             (482.3)
                                                     -----------------  -----------------    -----------------   -----------------
       Total costs and expenses                              38,962.7           35,290.4            152,273.2           136,066.9
                                                     -----------------  -----------------    -----------------   -----------------
       Operating loss                                        (5,813.3)          (4,580.7)           (17,716.9)          (12,368.4)

Interest income                                                  75.0              332.1                524.1             1,411.5
Interest expense                                                (36.3)              (2.4)               (42.3)               (9.3)
Other income                                                     12.0               19.7                704.8                77.5
                                                     -----------------  -----------------    -----------------   -----------------
       Loss from continuing operations                       (5,762.6)          (4,231.3)           (16,530.3)          (10,888.7)
Discontinued operations:
Operating loss from discontinued operations                    (138.1)            (307.7)              (903.1)           (1,182.9)
Asset impairments of discontinued operations                   (274.8)            (256.0)            (3,350.1)             (256.0)
                                                     -----------------  -----------------    -----------------   -----------------
       Loss from discontinued operations                       (412.9)            (563.7)            (4,253.2)           (1,438.9)
                                                     -----------------  -----------------    -----------------   -----------------
       Net loss                                      $       (6,175.5)  $       (4,795.0)    $      (20,783.5)   $      (12,327.6)
                                                     =================  =================    =================   =================

Per Share Data:
    Loss per share, basic and diluted
       Continuing operations                         $          (0.15)  $          (0.11)    $          (0.42)   $          (0.28)
       Discontinued operations                       $          (0.01)  $          (0.01)    $          (0.11)   $          (0.04)
                                                     -----------------  -----------------    -----------------   -----------------
       Net loss                                      $          (0.16)  $          (0.12)    $          (0.53)   $          (0.32)
                                                     =================  =================    =================   =================

    Weighted average shares outstanding:                   39,790,233         38,456,355           39,332,226          38,207,173
                                                     =================  =================    =================   =================

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
Cosi, Inc.
Results of Operations as a percent of revenues

                                                                Three Months Ended                 Twelve Months Ended
                                                         -------------------------------      -------------------------------
                                                          December 31,      January 1,         December 31,      January 1,
                                                              2007             2007                2007             2007
                                                         --------------   --------------      --------------   --------------
Revenues:
Restaurant net sales                                              97.9 %           98.9 %              98.4 %           99.3 %
Franchise fees and royalties                                       2.1              1.1                 1.6              0.7
                                                         --------------   --------------      --------------   --------------
     Total revenue                                               100.0            100.0               100.0            100.0
                                                         --------------   --------------      --------------   --------------

Costs and expenses:
Cost of food and beverage (1)                                     24.1             23.4                23.4             22.9
Restaurant labor and related benefits (1)                         35.2             35.2                34.7             33.2
Occupancy and other restaurant operating expenses (1)             29.9             28.7                29.0             26.1
                                                         --------------   --------------      --------------   --------------
                                                                  89.2             87.3                87.1             82.2
General and administative expenses                                12.5             19.2                15.6             17.7
Stock-based compensation expense                                   2.6              3.8                 1.5              4.0
Depreciation and amortization                                      6.9              6.3                 6.6              5.8
Restaurant pre-opening expenses                                    0.2              0.9                 0.5              1.2
Provision for losses on asset impairments
   and disposals                                                   7.6              0.8                 2.9              0.2
Closed store costs                                                 0.2                -                 0.2                -
Lease termination expense (benefit)                                0.2             (0.8)                0.3             (0.2)
Gain on sale of assets                                               -             (1.6)                  -             (0.4)
                                                         --------------   --------------      --------------   --------------
     Total costs and expenses                                    117.5            114.9               113.2            110.0
                                                         --------------   --------------      --------------   --------------
Operating loss                                                   (17.5)           (14.9)              (13.2)           (10.0)

Other income:
     Interest income , net                                         0.1              1.2                 0.4              1.1
     Other income                                                    -             (0.1)                0.5              0.1
                                                         --------------   --------------      --------------   --------------
   Loss from continuing operations                               (17.4)           (13.8)              (12.3)            (8.8)
Discontinued Operations:
Operating loss from discontinued operations                       (0.4)            (1.0)               (0.7)            (1.0)
Asset impairments of discontinued operations                      (0.8)            (0.8)               (2.4)            (0.2)
                                                         --------------   --------------      --------------   --------------
   Loss from discontinued operations                              (1.2)            (1.8)               (3.1)            (1.2)
                                                         --------------   --------------      --------------   --------------
   Net Loss                                                      (18.6)%          (15.6)%             (15.4)%          (10.0)%
                                                         ==============   ==============      ==============   ==============

(1) These are expressed as a percentage of restaurant net sales versus all other items expressed as a percentage of total revenues.

                                                                             Fiscal Year
                                                          2007                                           2006
                                      ------------------------------------------      ------------------------------------------
                                        Company-                                        Company-
                                         Owned          Franchise       Total            Owned          Franchise       Total
                                      -----------      -----------   -----------      -----------      -----------   -----------
Restaurants at beginning of period         110    b          13           123               96    a           5           101
New restaurants opened                       6               22            28               21                8            29
Restaurants permanently closed               9             1.00            10                7                -             7
                                      -----------      -----------   -----------      -----------      -----------   -----------
Restaurants at end of period               107    c          34           141              110    b          13           123
                                      ===========      ===========   ===========      ===========      ===========   ===========

a - Includes seven locations that are classified as discontinued operations. b - Includes nine locations that are classified as discontinued operations. c - Includes three locations that are classified as discontinued operations.